SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 15, 2003

(Date of Earliest Event Reported)

AVERY DENNISON CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7685	95-1492269
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Orange Grove Boulevard

Pasadena, California 91103

(Address of Principal Executive Offices) (Zip Code)

(626) 304-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 9.    Regulation FD Disclosure

As previously announced by Avery Dennison in a press release dated April 14, 2003, the Company was advised by the U.S. Department of Justice that it had initiated a criminal investigation into competitive practices in the label stock industry and that it planned to issue a subpoena to the Company in connection with its investigation.

On August 15, 2003, the Company received a subpoena from the Department of Justice in connection with its investigation. The Company expects to cooperate with the Department’s investigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: August 15, 2003	By:	/ s / Daniel R. O’Bryant
	Name:	Daniel R. O’Bryant
	Title:	Chief Financial Officer and Senior Vice President, Finance